Exhibit 10.45

MOBILE INFRASTRUCTURE CORPORATION AND

MOBILE INFRA OPERATING COMPANY, LLC

FORM OF PERFORMANCE UNIT AWARD AGREEMENT

In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mobile Infra Operating Company, LLC, a Delaware limited liability company (the “LLC”), hereby issues to [______] (the “Participant”), as of [______], an award (the “Award”) of Performance Units under the Plan and pursuant to the terms of this Performance Unit Award Agreement (this “Agreement”). The Performance Units constitute Profits Interest Units as defined in the Plan.

ARTICLE I.

DEFINITIONS

The capitalized terms below shall have the following meanings for purposes of this Agreement. Additional defined terms are set forth on Appendix I. Capitalized terms that are used but not defined herein or in Appendix I shall have the meanings given to them in the Plan, or to the extent not defined in the Plan, the LLC Agreement.

1.1. “Cause” shall have the meaning assigned such term in the employment or similar agreement, if any, between the Participant and the Company or an Affiliate, provided, however that if there is no such agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Administrator: gross neglect of duty, intentionally engaging in activity that is in conflict with or adverse to the business or other interests of the Company or any Affiliate, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company or LLC code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business or other interests of the Company or an Affiliate; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company or an Affiliate. The determination of the Administrator as to the existence of “Cause” shall be conclusive on the Participant and the Company.

1.2. “Disability” shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Board and may be supported by the advice of a physician competent in the area to which such Disability relates.

1.3. “Distribution Equivalent Units” means a number of Performance Units equal to the quotient obtained by dividing (x) the excess of (A) the value of all Company dividends with an ex-dividend date that occurs during the Performance Period in respect of that number of Shares equal to the number of Performance Units that become Vested Performance Units as of the Vesting Date, over (B) the amount any distributions paid or payable by the LLC pursuant to Section 19.4(A) of the LLC Agreement to the Participant in respect of Unvested Performance Units, adjusted as follows: (i) plus (or minus) the amount of gain (or loss) on such excess dividend amounts had they been reinvested in Shares on the ex-dividend date (at a price equal to the closing price of the Shares on the applicable ex-dividend date) and (ii) plus the value of any dividends on the notional shares resulting from the hypothetical reinvestment of distributions with an ex-dividend date on or after the hypothetical issuance of such notional shares and, by (y) the Share value as of the Vesting Date. For the avoidance of doubt, Performance Units issued, if any, to the Participant as Distribution Equivalent Units shall be fully vested at issuance and shall be issued as soon as practicable following the Vesting Date.

1.4. “Grant Date” has the meaning set forth in Section 2.1(a).

1.5. “Plan” means the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan, as amended from time to time.

1.6. “Share Price Performance Units” means Performance Units that vest based on share price performance.

ARTICLE II.

TERMS OF AWARD

This Award represents the rights to: (i) receive and vest in a number of Performance Units determined in accordance with this Agreement and Appendix I hereto, and (ii) receive Distribution Equivalent Units, in each case, subject to the vesting, payment, forfeiture and other terms and conditions set forth in this Agreement, the Plan and the LLC Agreement.

2.1. Issuance of Performance Units.

(a) Issuance of Award. The LLC hereby issues to the Participant [•] Performance Units, effective as of [•] (the “Grant Date”) subject to the vesting and other terms and conditions of this Agreement, the Plan and the LLC Agreement. This Award is issued pursuant to the Plan and the LLC Agreement in consideration of the Participant’s agreement to provide services to or for the benefit of the LLC. If not already a Member, the LLC hereby admits the Participant as a Member of the LLC on the terms and conditions set forth herein, in the Plan and in the LLC Agreement. The LLC and the Participant acknowledge and agree that the Performance Units are hereby issued to the Participant for the performance of services to or for the benefit of the LLC in his or her capacity as a Member or in anticipation of the Participant becoming a Member. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the LLC Agreement. At the request of the LLC, the Participant shall execute the LLC Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the LLC may from time-to-time issue or cancel (or otherwise modify) Performance Units and/or other equity interests in accordance with the terms of the LLC Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the LLC Agreement.

The Administrator shall determine the number of Distribution Equivalent Units to be granted pursuant to this Agreement, if any.

2.2. Vesting of Award. The Performance Units shall vest as set forth in Appendix I attached hereto, subject to the Participant’s continued performance of services for the Company, the LLC or an Affiliate on the Vesting Date.

2.3. Distributions. Performance Units shall be treated as “Performance Units” under the LLC Agreement. As of the Grant Date and in accordance with Section 19.4A of the LLC Agreement, the Unvested Performance Units shall be entitled to receive the Performance Unit Sharing Percentage (i.e., ten percent (10%)) of the distributions payable on Common Units, which may be made from time to time (if applicable, assuming the Unvested Performance Units were held for the entire period to which such distributions relate). For the avoidance of doubt, Vested Performance Units shall be entitled to receive the same distributions payable to Common Units. All distributions paid with respect to Performance Units shall be fully vested and non-forfeitable when paid, whether the underlying Performance Units are vested or unvested. At the Administrator’s discretion, distributions may be paid in the form of additional Performance Units.

2.4. Forfeiture. At the end of the Performance Period or, if earlier, upon Termination of Service, the Participant shall forfeit all rights and interest under this Agreement without further action on the part of the Company, the LLC or the Participant and without payment of consideration therefor, which forfeiture shall include, without limitation, any rights or interest in Unvested Performance Units and associated Distribution Equivalent Unit rights (other than any distributions previously made pursuant to Section 19.4A of the LLC Agreement and Section 2.3 hereof).

ARTICLE III.

PERFORMANCE UNITS AND LLC AGREEMENT

3.1. Performance Units Subject to LLC Agreement; Transfer Restrictions.

(a) The Award and the Performance Units are subject to the terms of the Plan and the terms of the LLC Agreement, including, without limitation, the restrictions on Transfer of Interests (including, without limitation, Performance Units) set forth in Articles 11 and 19 of the LLC Agreement. Any permitted transferee of the Award or the Performance Units shall take such Award or Performance Units subject to the terms of this Agreement, the Plan and the LLC Agreement. Any such permitted transferee must, upon the request of the LLC, agree to be bound by the Plan, the LLC Agreement and this Agreement and shall execute the same and such other documents and perform such further acts in connection with the same at the LLC’s or the Company’s request, and must agree to such other waivers, limitations and restrictions as the LLC or the Company may reasonably require. Any Transfer of the Award or Performance Units which is not made in compliance with the terms of the Plan, the LLC Agreement and this Agreement shall be null and void and of no further force or effect.

(b) Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not Transfer any Unvested Performance Units or any portion of the Award attributable to such Unvested Performance Units (or any securities into which such Unvested Performance Units are converted or exchanged), other than by will or pursuant to applicable laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested Performance Units or of the Award to the LLC or the Company.

(c) Notwithstanding anything to the contrary contained herein, the Participant shall not, without the consent of the Administrator (which shall not be unreasonably withheld), Transfer any Vested Share Price Performance Units or convert the Share Price Performance Units or any Distribution Equivalent Units related to Vested Share Price Performance Units into LLC Common Units prior to the first anniversary of the Vesting Date (the “Post-Vesting Transfer Restrictions”); provided, however, that the Post-Vesting Transfer Restrictions shall not apply to any Transfer following the Participant’s Termination of Service, including without limitation by will or pursuant to the laws of descent and distribution.

3.2. Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a) Investment. The Participant is holding the Award and the Performance Units for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award and the Performance Units for investment purposes and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Relation to the LLC. The Participant is presently an Employee or is otherwise providing services to or for the benefit of the LLC or an Affiliate, and in such capacity has become personally familiar with the business of the LLC.

(c) Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the LLC with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions and results of operations of the LLC.

(d) Registration. The Participant understands that the Performance Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Performance Units cannot be transferred by the Participant unless such transfer is in compliance with this Agreement, registered under the Securities Act, or an exemption from such registration is available. The LLC has made no agreements, covenants or undertakings whatsoever to register the transfer of the Performance Units under the Securities Act. The LLC has made no representations, warranties or covenants whatsoever as to whether any exemption from the

Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six months from issuance of the Award, and then, not unless the terms and conditions of Rule 144 have been satisfied in full to the satisfaction of the LLC in its sole and absolute discretion.

(e) Public Trading. None of the LLC’s securities are presently publicly traded, and the LLC has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f) Tax Advice. The LLC has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the LLC or its representatives for an assessment of such tax consequences. Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Performance Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the LLC in amending this Agreement and the LLC Agreement, and to take such other action as may be required to conform to such regulations. Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of Performance Units. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Performance Units.

3.3. Capital Account. The Participant shall make no contribution of capital to the LLC in connection with the Award and, as a result, the Participant’s Capital Account balance in the LLC immediately after his or her receipt of the Performance Units shall be equal to zero, unless the Participant was a Member in the LLC prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Performance Units.

3.4. Redemption Rights. Notwithstanding the contrary terms in the LLC Agreement, LLC Units which are acquired upon the conversion of the Share Price Performance Units shall not, without the consent of the LLC (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the LLC Agreement within one year of the date of vesting of such Share Price Performance Units.

3.5. Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the Performance Units covered by the Award, and the LLC hereby consents to the making of such election(s). In connection with such election, the Participant shall promptly provide a copy of such election to the LLC. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit A. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions.

The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s or the LLC’s, to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or the LLC, or any representative of the Company or the LLC, make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

3.6. Ownership Information. The Participant hereby covenants that so long as the Participant holds any Performance Units, at the request of the LLC, the Participant shall disclose to the LLC in writing such information relating to the Participant’s ownership of the Performance Units as the LLC reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

3.7. Execution and Return of Documents and Certificates. At the Company’s or the LLC’s request, the Participant hereby agrees to promptly execute, deliver and return to the LLC any and all documents or certificates that the Company or the LLC deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Performance Units and the portion of the Award attributable to the Unvested Performance Units, and/or to effectuate the transfer or surrender of such Unvested Performance Units and portion of the Award to the LLC.

3.8. Taxes. The LLC and the Participant intend that (a) the Performance Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (b) the issuance of such units not be a taxable event to the LLC or the Participant as provided in such revenue procedure and (c) the LLC Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Performance Units, the LLC may revalue all LLC assets to their respective gross fair market values, and make the resulting adjustments to the Capital Accounts of the Members, in each case as set forth in the LLC Agreement. The Company, the LLC or any Affiliate may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on, or payment with respect to, the Award, or from the ownership or disposition of the Performance Units.

3.9. Remedies. The Participant shall be liable to the LLC for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Performance Units in violation of the provisions of this Agreement or the LLC Agreement. Without limiting the generality of the foregoing, the Participant agrees that the LLC shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and the LLC Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant hereby waives any claim or defense that there is an adequate remedy at law available to the LLC in connection with the same.

3.10. Restrictive Legends. Certificates evidencing the Performance Units, to the extent such certificates are issued, may bear such restrictive legends as the LLC and/or the LLC’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Mobile Infra Operating Company, LLC (the “LLC”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the LLC, (ii) the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan and (iii) the Limited Liability Company Agreement of the LLC, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

3.11. Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Performance Units or any similar security of the Company or the LLC, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and for a period of up to 90 days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the LLC (except as part of such offering), if and to the extent requested in writing by the LLC or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the LLC or the Company, which consent may be given or withheld in the LLC’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the LLC, the managing underwriter or underwriters or the initial purchaser or initial purchasers, as the case may be).

ARTICLE IV.

MISCELLANEOUS

4.1. Adjustments. In the event that the Administrator determines that any acquisition or disposition of any portfolio property by the Company and/or its Affiliates, any dividend or other distribution (whether in the form of cash, common stock, other securities or other property), the change or exchange of Shares for a different number or kind of shares of stock or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or division, merger, consolidation or similar transaction, any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or changes in applicable laws, or changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occur, such that an adjustment, including a substitution of other awards or otherwise, is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Awards, then the Administrator may in good faith and in such manner as it may deem equitable, adjust the Award to reflect the effect or projected effect of such transaction(s) or event(s).

4.2. Section 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the LLC determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the LLC may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the LLC determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 4.2 shall not create any obligation on the part of the Company, the LLC or any Affiliate to adopt any such amendment, policy or procedure or take any such other action, and none of the Company, the LLC or any Affiliate shall have any obligation to indemnify any person for any taxes imposed under or by operation of Section 409A of the Code.

4.3. Not a Contract of Employment. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company, the LLC or any of their Affiliates or shall interfere with or restrict in any way the rights of the Company, the LLC or their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided to the contrary in a written agreement between the Company, the LLC or an Affiliate, on the one hand, and the Participant on the other.

4.4. Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.5. Incorporation of Terms of Plan; Authority of Administrator. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. In accordance with the Plan (and not in limitation of any other provision), the Administrator shall make all determinations under this Agreement in its sole and absolute discretion and all interested parties shall be bound by such determinations.

4.6. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered and the Award of Performance Units and any Distribution Equivalent Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7. Amendment, Suspension and Termination. To the extent permitted by the Plan and the LLC Agreement, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, however, that, except as may otherwise be provided by the Plan and the LLC Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

4.8. Notices. Notices required or permitted hereunder shall be given and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company and the LLC at their principal executive office(s).

4.9. Successors and Assigns. The Company and the LLC may assign any of their respective rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the LLC. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

4.10. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the LLC Agreement or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the LLC Agreement, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.11. Entire Agreement. The Plan, the LLC Agreement and this Agreement (including all exhibits and appendices hereto or thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, the LLC and the Participant with respect to the subject matter hereof. Without limiting the generality of the foregoing, the parties acknowledge and agree that this Agreement embodies their final intent and understanding with respect to the grant of the Award, and supersedes all previous descriptions, discussions, agreements or other materials relating to this Award.

4.12. Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the LLC, in each case, as may be amended from time to time.

4.13. Fractional Units. For purposes of this Agreement, any fractional Performance Units that vest or become entitled to distributions pursuant to the LLC Agreement shall be rounded up or down to whole Performance Units as determined by the Administrator in its sole and absolute discretion.

4.14. Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 3.2 hereof shall survive the later of the date of execution and delivery of this Agreement and the issuance of the Award.

4.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

By his or her signature and the LLC’s and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and/or this Agreement. In addition, by signing below, the Participant acknowledges that the Administrator, in its sole discretion, may satisfy any withholding obligations arising under this Agreement (if any) by any method permitted under the Plan.

[Signature Page Follows]

MOBILE INFRASTRUCTURE CORPORATION	PARTICIPANT:

By:
Name:	Name:
Title:	Address:

MOBILE INFRA OPERATING Company, LLC:

By:
Name:
Title:

EXHIBIT A

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the Performance Units of Mobile Infra Operating Company, LLC transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1. Complete the Section 83(b) election form (sample form follows) and make three copies of the signed election form.

2. Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3. Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

•

It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4. One copy must be sent to Mobile Infra Operating Company, LLC for its records.

5. Keep one copy for your files and, if required by applicable law, attach to your federal income tax return for the applicable calendar year.

6. Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

TO INCLUDE IN GROSS INCOME THE EXCESS OVER THE

PURCHASE PRICE, IF ANY, OF THE VALUE OF PROPERTY

TRANSFERRED IN CONNECTION WITH SERVICES

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1. The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:

TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER: _____________________

ADDRESS: _____________________________________

TAXABLE YEAR: _______________________________

2. The property with respect to which the election is made consists of [______] Performance Units (the “Units”) of Mobile Infra Operating Company, LLC (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3. The date on which the above property was transferred to the undersigned was [______].

4. The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Limited Liability Company Agreement of Mobile Infra Operating Company, LLC, as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.

6. The amount paid for the above property by the undersigned was $0.

7. The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed, and, if required by applicable law, a copy will be filed with the income tax return of the undersigned to which this election relates. The undersigned is the person performing the services in connection with which the property was transferred.

Date: ______________________
Name:

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: _______________________________

Taxpayer’s Social Security Number: ___________________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc: Mobile Infra Operating Company, LLC

APPENDIX I

[Vesting of Performance Units

[•]

“Performance Goals” means [•].

“Performance Period(s)” means [•].

“Vested Performance Units” means the Performance Units that vest in accordance with this Appendix I.

“Unvested Performance Units” means the Performance Units that have not vested in accordance with this Appendix I.

“Vesting Date” means any date on which vesting occurs with respect to the Performance Units as set forth herein.]